SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                  -----------------


                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                       ------------


                                  -----------------

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


                         New York                           13-5160382
               (Jurisdiction of incorporation            (I.R.S. Employer
                if not a U.S. national bank)            Identification No.)

            48 Wall Street, New York, New York                 10286
          (Address of principal executive offices)           (Zip code)


                                  -----------------

                                TEXAS UTILITIES COMPANY
                 (Exact name of obligor as specified in its charter)

                            Texas                           75-1837355
                 (State or other jurisdiction           (I.R.S. Employer
               of incorporation or organization)       Identification No.)

               Energy Plaza, 1601 Bryan Street
                        Dallas, Texas                          75201
          (Address of principal executive offices)           (Zip code)


                                  -----------------

                               SENIOR DEBT SECURITIES*
                         (Title of the indenture securities)


         ------------------
         *Specific title(s) to be determined in connection with issuance(s) of Debt Securities.

          ITEM 1.   GENERAL INFORMATION.*

                      Furnish the following information as to the Trustee:

                (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the          2 Rector Street,
             State of New York                     New York, N.Y. 10006
                                                   and Albany, N.Y. 12203
          Federal Reserve Bank of New York        33 Liberty Plaza,
                                                   New York, N.Y. 10045
          Federal Deposit Insurance Corporation   550 17th Street, N.W.,
                                                   Washington, D.C. 20429
          New York Clearing House Association     New York, N.Y. 10005

                (b) Whether it is authorized to exercise corporate trust powers.

                     Yes.

          ITEM 2.    AFFILIATIONS WITH OBLIGOR.

                     If the obligor is an affiliate of the trustee, describe each such affiliation.

                     None. (See Note on page 2.)

          ITEM 16.   LIST OF EXHIBITS.

                      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

                     1.  -    A copy of the Organization Certificate of The
                              Bank of New York (formerly Irving Trust
                              Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                              (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-
                              6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
                              Exhibit 1 to Form T-1 filed with Registration
                              Statement No. 33-29637.)

                     4.  -    A copy of the existing By-laws of the
                              Trustee.  (Exhibit 4 to Form T-1 filed with
                              Registration Statement No. 33-31019.)

                     6.  -    The consent of the Trustee required by
                              Section 321(b) of the Act.  (Exhibit 6 to
                              Form T-1 filed with Registration Statement
                              No. 33-44051.)

                     7.  -    A copy of the latest report of condition of
                              the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

          ----------------------
                   *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

                                         NOTE

                    Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

                    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of June, 1998.


                                       THE BANK OF NEW YORK

                                       By:     /s/  WALTER N. GITLIN
                                          ---------------------------------
                                               Walter N. Gitlin
                                                 Vice President

                                                               EXHIBIT 7
                                                             (Page 1 of 3)

                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of 48 Wall Street, New York, N.Y. 10286

            And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
          ASSETS                                              in Thousands
          ------                                             --------------

          Cash and balances due from
            depository institutions:
            Noninterest-bearing balances
              and currency and coin . . . . . . . . . . . . .   $ 5,742,986
            Interest-bearing balances . . . . . . . . . . . .     1,342,769
          Securities:
            Held-to-maturity securities . . . . . . . . . . .     1,099,736
            Available-for-sale securities . . . . . . . . . .     3,882,686
          Federal funds sold and Securities
              purchased under agreements to resell  . . . . .     2,568,530
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income  . . . . . . . . . . . . . .   35,019,608
            LESS:  Allowance for loan and
              lease losses  . . . . . . . . . . .      627,350
            LESS: Allocated transfer risk
              reserve . . . . . . . . . . . . . . .          0
            Loans and leases, net of unearned
              income, allowance, and reserve  . . . . . . . .    34,392,258
          Assets held in trading accounts . . . . . . . . . .     2,521,451
          Premises and fixed assets (including
            capitalized leases) . . . . . . . . . . . . . . .       659,209
          Other real estate owned . . . . . . . . . . . . . .        11,992
          Investments in unconsolidated subsid-
            iaries and associated companies . . . . . . . . .       226,263
          Customers' liability to this bank on
            acceptances outstanding . . . . . . . . . . . . .     1,187,449
          Intangible assets . . . . . . . . . . . . . . . . .       781,684
          Other assets  . . . . . . . . . . . . . . . . . . .     1,736,574
                                                                -----------
          Total assets  . . . . . . . . . . . . . . . . . . .   $56,153,587
                                                                ===========

                                                               EXHIBIT 7
                                                             (Page 2 of 3)

          LIABILITIES
          -----------

          Deposits:
            In domestic offices . . . . . . . . . . . . . . .  $27,031,362
            Noninterest-bearing . . . . . . . .    11,899,507
            Interest-bearing  . . . . . . . . .    15,131,855
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs  . . . . . . . .   13,794,449
            Noninterest-bearing . . . . . . . .       590,999
            Interest-bearing  . . . . . . . . .    13,203,450
          Federal funds purchased and Securities
            sold under agreements to repurchase   . . . . . .    2,338,881
          Demand notes issued to the U.S.
            Treasury  . . . . . . . . . . . . . . . . . . . .      173,851
          Trading liabilities . . . . . . . . . . . . . . . .    1,695,216
          Other borrowed money:
            With remaining maturity of one year or less . . . 1,905,330 With remaining maturity of more than
              one year through three years  . . . . . . . . .            0
            With remaining maturity of more than
              three years . . . . . . . . . . . . . . . . . .       25,664
          Bank's liability on acceptances
            executed and outstanding  . . . . . . . . . . . .    1,195,923
          Subordinated notes and debentures . . . . . . . . .    1,012,940
          Other liabilities . . . . . . . . . . . . . . . . .    2,018,960
                                                                ----------
          Total liabilities . . . . . . . . . . . . . . . . .   51,192,576
                                                                ----------


          EQUITY CAPITAL
          --------------

          Common stock  . . . . . . . . . . . . . . . . . . .    1,135,284
          Surplus . . . . . . . . . . . . . . . . . . . . . .      731,319
          Undivided profits and capital
            reserves  . . . . . . . . . . . . . . . . . . . .    3,093,726
          Net unrealized holding gains (losses)
            on available-for-sale securities  . . . . . . . .       36,866
          Cumulative foreign currency
            translation adjustments . . . . . . . . . . . . .      (36,184)
                                                               -----------
          Total equity capital  . . . . . . . . . . . . . . .    4,961,011
                                                               -----------
          Total liabilities and equity capital  . . . . . . .  $56,153,587
                                                               ===========

                                                               EXHIBIT 7
                                                             (Page 3 of 3)

            I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman


            We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

            Thomas A. Renyi  )
            Alan R. Griffith )              Directors
            J. Carter Bacot  )